                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                    CKX, INC.

          PURSUANT TO SECTION 102 OF THE GENERAL CORPORATION LAW OF THE
                                STATE OF DELAWARE

     The undersigned, in order to form a corporation pursuant to Section 102 of the General Corporation Law of the State of Delaware, does hereby certify:

          FIRST:    The name of the corporation is CKX, Inc. (the
"Corporation").

          SECOND:   The address of the Corporation's registered office in the
State of Delaware is 9 East Loockerman Street, Suite 1B, Dover, Kent County, Delaware, 19901. The Registered Agent in charge thereof is National Registered Agents, Inc.

          THIRD:    The purpose of the Corporation is to engage in any lawful
act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:   The total number of shares which the Corporation shall have authority to issue is 275,000,000 shares of capital stock consisting of (i) 200,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"), and (ii) 75,000,000 shares of preferred stock, $0.01 par value per share (the "Preferred Stock").

     Out of the Corporation's authorized shares of Preferred Stock, 2,172,400 shares shall be designated "Series A Convertible Redeemable Preferred Stock," with a stated value of $20.00 per share. The voting and other powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the Corporation's Series A Convertible Redeemable Preferred Stock are set forth in Appendix A hereto and are incorporated herein by reference.

     Out of the Corporation's authorized shares of Preferred Stock, 1,491,817 shares shall be designated "Series B Convertible Preferred Stock," with a stated value of $15.30 per share. The voting and other powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the Corporation's Series B Convertible Preferred Stock are set forth in Appendix B hereto and are incorporated herein by reference.

     Out of the Corporation's authorized shares of Preferred Stock, one shall be designated "Series C Convertible Preferred Stock," with a stated value of $1.00 per share. The voting and other powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the Corporation's Series C Convertible Preferred Share are set forth in Appendix C hereto and are incorporated herein by reference.

     Except as otherwise provided in this Certificate of Incorporation (including any appendix hereto), authority is hereby vested in the Board of Directors of the Corporation from time to time to provide for the issuance of shares of such other series of Preferred Stock and in connection therewith to fix by resolution or resolutions providing for the issue of any such series, the number of shares to be included therein, the voting powers thereof, and such of the designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions of each such series, including, without limitation, dividend rights, voting rights, rights of redemption, or conversion into Common Stock rights, and liquidation preferences, to the fullest extent now or hereafter permitted by the Delaware General Corporation Law and any other provisions of this Certificate of Incorporation.

          FIFTH:    The name and mailing address of the Incorporator is as
follows:

                    NAME                       ADDRESS
                    ------------------------   ---------------------------------
                    Jason Horowitz             650 Madison Avenue,
                                               New York, NY 10022

          SIXTH:    The Corporation is to have perpetual existence.

          SEVENTH: The Corporation expressly elects not to be subject to the provisions of Section 203 of the Delaware General Corporation Law.

          EIGHTH:   The board of directors is expressly authorized to adopt,
amend or repeal the by-laws of the Corporation.

          NINTH:    Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

          TENTH:    No director of the Corporation shall be liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit.

          ELEVENTH: Except as may otherwise be specifically provided in this Certificate of Incorporation (including any appendix hereto), no provision of this Certificate of Incorporation is intended by the corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the Delaware General Corporation Law upon the Corporation, upon its stockholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Delaware General Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred under the Delaware General Corporation Law. The Corporation shall, to the fullest extent permitted by the laws of the State of Delaware, including, but not limited to Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all directors and officers of the Corporation and may, in the discretion of the board of directors, indemnify any and all other persons whom it shall have power to indemnify under said Section or otherwise under Delaware law from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section. The indemnification provisions contained in the Delaware General Corporation Law shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, resolution of stockholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.

          TWELFTH: Except as otherwise provided in this Certificate of Incorporation (including any appendix hereto), the number of directors constituting the Board of Directors shall be determined by the Board of Directors, subject to the by-laws of the Corporation. Except as otherwise provided in this Certificate of Incorporation (including any appendix hereto), any vacancy in the Board of Directors, whether arising from death, resignation, removal, an increase in the number of directors or any other cause, may be filled by the vote of either a majority of the directors then in office, though less than a quorum, by the sole remaining director or by the stockholders at the next annual meeting thereof or at a special meeting called for such purpose. Stockholders may not apply to request that the Delaware Court of Chancery summarily order an election to be held to fill any vacancies in the Board of Directors whether or not, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors as constituted immediately prior to any such vacancy or increase. Except as otherwise provided in this Certificate of Incorporation (including any appendix hereto), each director so elected shall hold office until the next meeting of the stockholders in which the election of directors is in the regular order of business and until his successor shall have been elected and qualified.

     IN WITNESS WHEREOF, I have hereunto set my hand this 14th day of March, 2005 and I affirm that the foregoing certificate is my act and deed and that the facts stated herein are true.

                                                /s/ Jason Horowitz
                                               --------------------
                                               Jason Horowitz, Incorporator

                                   APPENDIX A

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                          CKX, INC (THE "CORPORATION")

     The Series A Convertible Redeemable Preferred Stock (the "SERIES A CONVERTIBLE PREFERRED STOCK") shall have the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions that are set forth in this Appendix A to the Corporation's Certificate of Incorporation ("APPENDIX A") as follows:

     1.   CERTAIN DEFINITIONS.

     Unless the context otherwise requires, each of the terms defined in this
Section 1 shall have, for all purposes of this Appendix A, the meaning herein specified (with terms defined in the singular having comparable meanings when used in the plural):

     "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and, in addition to the foregoing, a Person shall be deemed to control another Person if the controlling Person owns 15% or more of any class of voting securities (or other ownership interest) of the controlled Person. In the case of the Corporation, "Affiliate" shall include the Primary Sponsor (as defined in the Investor Stock Purchase Agreement) and any of his Affiliates.

     "APPENDIX A" has the meaning set forth above.

     "AVERAGE CLOSING PRICE" means, for any specified date, the average of the Market Price of the Common Stock over a period of thirty (30) consecutive trading days ending on such specified date.

     "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or any day on which banking institutions in New York, New York, are required or authorized by law or other governmental action to be closed.

     "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in the Corporation and any rights, warrants or options to acquire an equity interest in the Corporation.

     "CERTIFICATE OF INCORPORATION" means the certificate of incorporation of CKX, Inc., including all appendices thereto, filed with the Secretary of State of the State of Delaware.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMON SHARE EQUIVALENTS" means securities, options, warrants, derivatives, debt instruments or other rights convertible into, or exercisable or exchangeable for, or entitling the holder thereof to receive directly or indirectly, Common Stock.

     "COMMON STOCK" means the Common Stock, $0.01 par value per share, of the Corporation.

     "CONVERSION PRICE" has the meaning set forth in Section 5(a) below.

     "CONVERSION RIGHTS" has the meaning set forth in Section 5 below.

     "CONVERTED SHARES" has the meaning set forth in Section 5(c) below.

     "CONVERTING SHARES" has the meaning set forth in Section 5(c) below.

     "CORPORATION" has the meaning set forth above.

     "DESIGNATED COMMON SHARE EQUIVALENTS" means Common Share Equivalents issued after the Issue Date with an exercise, conversion, exchange or strike price per share at exercise, conversion or exchange of less than $10.00 and any Common Stock Equivalents which, as a result of any adjustment after issuance, have an exercise, conversion, exchange or strike price per share at exercise, conversion or exchange of less than $10.00 (after adjusting for stock splits, stock dividends, recapitalizations, mergers, consolidations or similar events occurring after the Issue Date that effect a change in the capitalization of the Company and regardless of whether such Common Share Equivalents have been exercised, have expired or are outstanding), provided that Designated Common Share Equivalents shall only include the first 10,000,000 shares of Common Stock (after adjusting for stock splits, stock dividends, recapitalizations, mergers, consolidations or similar events occurring after the Issue Date that effect a change in the capitalization of the Company) into which the foregoing are exercisable, convertible or exchangeable, and provided further that Designated Common Share Equivalents shall not include the Purchaser Warrants, Holder Warrants and Excluded Stock Options.

     "EQUITY OFFERING" means any issuance and sale of Capital Stock (or any equity securities of the Corporation convertible into Capital Stock) to any investor or other financing source in an offering registered under the Securities Act or in a "PIPES" or similar transaction.

     "EXCESS COMMON SHARE EQUIVALENTS" means any Common Share Equivalents with an exercise, conversion, exchange or strike price per share at exercise, conversion or exchange of less than $10.00 and any Common Stock Equivalents which, as a result of any adjustment after issuance have an exercise, conversion, exchange or strike price per share at exercise, conversion or exchange of less than $10.00 (regardless of whether such Common Share Equivalents have been exercised, have expired or are outstanding), which are not Designated Common Share Equivalents, the Purchaser Warrants, Holder Warrants or Excluded Stock Options.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "EXCLUDED STOCK OPTIONS" means any incentive stock options issued by the Corporation and its Subsidiaries pursuant to an incentive stock option plan qualified under Section 422 of the Internal Revenue Code of 1986, as amended.

     "FIRST TRANCHE OF PURCHASER WARRANTS" means the Purchaser Warrants in respect of 5,000,000 shares of Common Stock (with an exercise price of $1.00) to be exercised by the Purchaser (as defined in the Investor Stock Purchase Agreement") on the Closing Date (as defined in the Investor Stock Purchase Agreement).

     "HOLDER" means the record holder of one or more shares of Series A Convertible Preferred Stock, as shown on the books and records of the Transfer Agent.

     "HOLDER WARRANTS" means the warrants to purchase shares of Common Stock issued to the initial Holders on the Issue Date.

     "INVESTOR STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement, dated as of February 7, 2005, among Sports Entertainment Enterprises, Inc. and the Investors party thereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "ISSUE DATE" means February 7, 2005.

     "LIQUIDATION EVENT" means (i) any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, (ii) the consummation of a merger or consolidation in which the shareholders of the Corporation prior to such transaction own less than a majority of the voting securities of the entity surviving such transaction, or (iii) the sale, distribution or other disposition of all or substantially all of the Corporation's assets.

     "LIQUIDATION PREFERENCE" has the meaning set forth in Section 4(a) below.

     "MARKET PRICE" means the last reported sale price of the Common Stock on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the Common Stock is then listed or quoted.

     "NASDAQ" means the National Association of Securities Dealers Automated Quotations system.

     "NOTICE OF OPTIONAL REPURCHASE" has the meaning set forth in Section 8(d)(i) below.

     "NOTICE OF INTENT TO REPURCHASE" has the meaning set forth in Section 8(b) below.

     "OPTIONAL REPURCHASE DATE" has the meaning set forth in Section 8(a) below.

     "OPTIONAL REPURCHASE PRICE" means, from the Issue Date to and including the first anniversary thereof, $23.10 per share of Series A Convertible Preferred Stock, and after the first anniversary of the Issue Date, a price equal to the product of (X) the Stated Value of such share of Series A Convertible Preferred Stock multiplied by (Y) the result of an exponential equation with the base number equal to 1.155 and the exponent equal to the number of full and partial years commencing on the Issue Date and ending on such Optional Repurchase Date.

     "PARITY STOCK" has the meaning set forth in Section 2 below.

     "PERMITTED TRANSFEREE" means, with respect to any Investor, any controlled Affiliate of such Investor that has as its primary business and purpose to acquire, hold, maintain, finance, manage or dispose of investments in other entities.

     "PERSON" means any individual, partnership, limited liability company, corporation, joint venture, association, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity of whatever nature.

     "PREFERRED STOCK" means Capital Stock of the Corporation of any class or classes (however designated) that ranks prior, as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, to shares of Capital Stock of any other class of the Corporation.

     "PURCHASER WARRANTS" has the meaning ascribed to such term in the Investor Stock Purchase Agreement.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SENIOR STOCK" has the meaning set forth in Section 2 below.

     "SERIES A CONVERTIBLE PREFERRED STOCK" has the meaning set forth above.

     "SERIES B CONVERTIBLE PREFERRED STOCK" means the Series B Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

     "SERIES C CONVERTIBLE PREFERRED STOCK" means the Series C Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

     "STATED VALUE" means $20.00 per share.

     "TOTAL RETURN SHORTFALL" has the meaning ascribed to such term in the Investor Stock Purchase Agreement.

     "TRANSFER AGENT" means the entity designated from time to time by the Corporation to act as the registrar and transfer agent for the Series A Convertible Preferred Stock.

     2. RANKING. The Series A Convertible Preferred Stock shall, with respect to dividend rights and rights on the liquidation, winding-up and dissolution of the Corporation (as provided in Section 4 below), rank (a) senior to all classes of Common Stock (subject to Section 3(a)) and to each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors other than the Series B Convertible Preferred Stock (such Capital Stock or series, other than the Series B Convertible Preferred Stock, collectively referred to as the "JUNIOR STOCK"), (b) on a parity with the Series B Convertible Preferred Stock and each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors with the consent of the Holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, the terms of which expressly provide that such class or series ranks on a parity with the Series A Convertible Preferred Stock as to dividend rights and rights on the liquidation, winding-up and dissolution of the Corporation (collectively referred to as "PARITY STOCK") and (c) junior to any future class of Preferred Stock established hereafter by the Board of Directors with the consent of the Holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, the terms of which expressly provide that such class ranks senior to the Series A Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as the "SENIOR STOCK").

     3.   DIVIDENDS.

          (a) The Holders of Series A Convertible Preferred Stock shall participate pro rata in the payment of any dividend or distribution to the holders of the Common Stock as would be declared and payable on the largest number of whole shares of Common Stock into which the shares of Series A Convertible Preferred Stock held by such Holder could be converted, on the record date fixed for such dividend or distribution, pursuant to the provisions of Section 5 below. Other than as provided in the immediately preceding sentence or in respect of the Total Return Shortfall to be paid pursuant to Section 4(a) hereof, the Holders of Series A Convertible Preferred Stock shall not be entitled to receive any payment of any dividend or distribution by the Corporation.

          (b) The Corporation shall take all actions required or permitted under Delaware law to permit the payment of dividends on the Series A Convertible Preferred Stock, if applicable, including, without limitation, through the revaluation of its assets in accordance with Delaware law, to make or keep funds legally available for the payment of dividends.

          (c) Without limiting the provisions of Sections 4 and 5 below, nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any dividends on shares of the Common Stock or the Series A Convertible Preferred Stock at any time.

          (d) Without limiting the provisions of Sections 4 and 5 below, no dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series A Convertible Preferred Stock (other than the Total Return Shortfall) unless all dividends on all outstanding shares of Senior Stock for all preceding dividend periods in respect of such Senior Stock have been declared and paid, or declared and a sufficient sum set apart for the payment thereof.

     4.   LIQUIDATION PREFERENCE.

          (a) Upon any Liquidation Event, each Holder of shares of the Series A Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, (i) prior to the holders of any other class or series of the Corporation's Common Stock and to each class of Junior Stock, (ii) pro rata with the holders of the Series B Convertible Preferred Stock and any other Parity Stock and (iii) after the holders of any Senior Stock, an amount (such amount, the "LIQUIDATION PREFERENCE") equal to the greater of (x) a cash amount per share equal to the sum of (A) the Stated Value and (B) any accrued and unpaid dividends and (C) the Total Return Shortfall applicable to such shares of Series A Convertible Preferred Stock to the extent not already realized by the holders thereof prior to such Liquidation Event or
     (y) the liquidation value attributable to the shares of Common Stock into which such shares of Series A Convertible Preferred Stock would then be convertible under the provisions of Section 5 below.

          (b) In the event of a Liquidation Event involving a consolidation or merger of the Corporation or a sale of all or substantially all of the assets of the Corporation, each Holder of Series A Convertible Preferred Stock shall have the right, in its sole discretion, to elect the benefits of the provisions of Section 5(g) hereof in lieu of receiving payment upon a Liquidation Event pursuant to this Section 4.

          (c) If, upon any Liquidation Event, the assets of the Corporation available for distribution to its shareholders are not sufficient to pay in full all amounts payable to the Holders of outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, the Holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full Liquidation Preference to which such Holders are entitled.

     5. CONVERSION. Subject to the restrictions described in Section 8 hereof, the Holders of the Series A Convertible Preferred Stock shall have the conversion rights as follows (the "CONVERSION RIGHTS"):

          (a) Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the Holder thereof at any time after the Issue Date of such share, in each case at the office of the Corporation or any Transfer Agent for the Series A Convertible Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value (plus any accrued and unpaid dividends, if any) by the Conversion Price at the time in effect for such shares and multiplying such number by the total number of shares of Series A Convertible Preferred Stock being converted. The initial "Conversion Price" per share for shares of Series A Convertible Preferred Stock shall be $10.00; provided, however, that the Conversion Price in effect from time to time for the Series A Convertible Preferred Stock shall be subject to adjustment as provided hereinafter.

          (b) (i) Subject to Section 5(b)(iii), from and after the third (3rd) anniversary of the Issue Date, in the event that the Average Closing Price at any time equals or exceeds $15 per share (subject to adjustment in accordance with paragraphs (d), (e), (f) and (g) of
          Section 5 but not in accordance with Section 6(a)), the Corporation shall thereafter have the right, in its sole discretion, upon the delivery of a written notice to each Holder of Series A Convertible Preferred Stock (which such notice shall be delivered within ten (10) Business Days after the thirtieth (30th) trading day utilized in the calculation of such Average Closing Price, if any, and which conversion shall occur within five (5) Business Days after such notice, if at all), to convert such shares of Series A Convertible Preferred Stock into shares of Common Stock and the Holders thereof shall be deemed to have complied with the provisions set forth in
          Section 5(c) and the shares so converted shall be deemed to be Converted Shares; PROVIDED, HOWEVER, that until such Holder surrenders the certificate evidencing the Converting Shares the Corporation shall not be required to deliver to such Holder the certificate evidencing the Converted Shares.

               (ii) Subject to Section 5(b)(iii), at any time after the Issue Date, in the event that (A) the Average Closing Price at any time equals or exceeds $15 per share (subject to adjustment in accordance with paragraphs (d), (e), (f) and (g) of Section 5 but not in accordance with Section 6(a)), and (B) the Market Price multiplied by the total number of outstanding shares of Common Stock of the Corporation equals or exceeds five hundred million dollars ($500,000,000), the Corporation shall thereafter have the right, in its sole discretion, upon the delivery of a written notice to each Holder of Series A Convertible Preferred Stock (which such notice shall be delivered within five (5) Business Days after the thirtieth
          (30th) trading day utilized in the calculation of such Average Closing Price, if at all), to convert, into shares of Common Stock, up to the number of shares of Series A Convertible Preferred Stock with an aggregate Stated Value equal to 25% of the product of the Average Closing Price multiplied by the total number of outstanding shares of Common Stock of the Corporation that are publicly tradable (without transfer or other restrictions) and with respect to which all restrictive legends and stop transfer restrictions have been removed and that are not held by Affiliates of the Corporation, and the Holders thereof shall be deemed to have complied with the provisions set forth in Section 5(c); PROVIDED, HOWEVER, that no subsequent conversion right under this Section 5(b)(ii) may be exercised by the Corporation unless and until the Holders shall have had the opportunity to sell all shares of Common Stock received upon such preceding conversion under an effective registration statement under the Securities Act or on NASDAQ or another public trading market where the Corporation's Common Stock is then principally traded pursuant an exemption from registration under the Securities Act (without being restrained by any volume or other transfer restrictions, pursuant to applicable law or contract). Until such Holder surrenders the certificate evidencing the Converting Shares the Corporation shall not be required to deliver to such Holder the certificate evidencing the Converted Shares.

               (iii) The Corporation shall not be entitled to exercise its right to convert any shares of Series A Convertible Preferred Stock (the "CORPORATION CONVERSION RIGHT") during any period with respect to which such shares of Series A Convertible Preferred Stock or the shares of Common Stock issuable upon the conversion thereof are contractually prohibited from being sold (such restriction, a "LOCK UP"); PROVIDED, HOWEVER, that the Corporation may exercise the Corporation Conversion Right with respect to such shares, provided that the Corporation irrevocably waives the Lock Up, on not less than ten (10) Business Days' prior written notice, with respect to both the shares of Series A Convertible Preferred Stock to be so converted and the Common Stock to be issued upon conversion of such Series A Convertible Preferred Stock.

          (c)  (i)     Each conversion of shares of Series A Convertible
          Preferred Stock into shares of Common Stock shall be effected by the surrender of the certificate(s) evidencing the shares of Series A Convertible Preferred Stock to be converted (the "CONVERTING SHARES") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holders of the Series A Convertible Preferred Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, (A) stating that the Holder desires to convert the Converting Shares, or a specified number of such Converting Shares, evidenced by such certificate(s) into shares of Common Stock (the "CONVERTED SHARES"), and (B) giving the name(s) (with addresses) and denominations in which the certificate(s) evidencing the Converted Shares shall be issued, and instructions for the delivery thereof. Upon receipt of the notice described in the first sentence of this subsection 5(c)(i), together with the certificate(s) evidencing the Converting Shares, the Corporation shall be obligated to, and shall, issue and deliver in accordance with such instructions the certificate(s) evidencing the Converted Shares issuable upon such conversion and a certificate (which shall contain such applicable legends, if any, as were set forth on the surrendered certificate(s)) representing any shares which were represented by the certificate(s) surrendered to the Corporation in connection with such conversion but which were not Converting Shares and, therefore, were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate(s) shall have been surrendered and such written notice shall have been received by the Corporation unless a later date has been specified by such holder, and at such time the rights of the holder of such Converting Shares as such holder shall cease, and the Person(s) in whose name or names any certificate(s) evidencing the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder(s) of record of the Converted Shares.

               (ii) Upon the issuance of the Converted Shares in accordance with Section 5, such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

          (d) ADJUSTMENTS FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying each Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution to the extent an adjustment is made in respect of the foregoing pursuant to Section 5(e) or the holder actually receives the dividend to which any such adjustment relates, an adjustment shall not be made pursuant to this Section 5(d).

          (e)  CONVERSION PRICE ADJUSTMENTS FOR SUBDIVISIONS, COMBINATIONS OR
     CONSOLIDATIONS OF COMMON STOCK.  (i)   In the event the Corporation should
          at any time or from time to time after the Issue Date hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in additional Common Share Equivalents, without payment of any consideration by such holder for additional Common Share Equivalents (including the additional Common Stock issuable upon conversion, exchange or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Convertible Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such Series A Convertible Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock and shares issuable with respect to Common Share Equivalents.

               (ii) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination, consolidation, reclassification or reverse stock split of the outstanding shares of Common Stock or other similar event, then, following the record date of such combination, the Conversion Price of the Series A Convertible Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such Series A Convertible Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

          (f) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination, merger or sale of assets transaction provided for elsewhere in this Section 5), provision shall be made so that the Holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock the number of shares of Capital Stock or other securities or property of the Corporation to which a holder of Common Stock would have been entitled on recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the Holders of the Series A Convertible Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Convertible Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (g) MERGERS AND OTHER REORGANIZATIONS. If at any time or from time to time there shall be a reclassification of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of and as a condition to the effectiveness of such reclassification, merger, consolidation or sale, lawful and adequate provision shall be made so that the Holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock the number of shares of Capital Stock or other securities or property, if any, of the Corporation or of the successor corporation resulting from such reclassification, merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled in connection with such reclassification, merger, consolidation or sale. In any such case, appropriate provision shall be made with respect to the rights of the holders of the Series A Convertible Preferred Stock after the reclassification, merger, consolidation or sale to the end that the provisions of this Section 5 (including, without limitation, provisions for adjustment of the Conversion Price and the number of shares purchasable upon conversion of the Series A Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of Capital Stock, securities or property to be deliverable thereafter upon the conversion of the Series A Convertible Preferred Stock.

          Each Holder of Series A Convertible Preferred Stock, upon the occurrence of a reclassification, merger or consolidation of the Corporation or the sale of all or substantially all its assets and properties, as such events are more fully set forth in the first paragraph of this Section 5(g), shall have the option of electing treatment of his shares of Series A Convertible Preferred Stock under either this Section 5(g) or Section 4 hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than ten (10) days before the effective date of such event, provided that any such notice of election shall be effective if given not later than fifteen (15) days after the date of the Corporation's notice pursuant to Section 5(h) hereof with respect to such event, and, provided, further, that if any Holder fails to give the Corporation such notice of election, the provisions of this Section 5(g) shall govern the treatment of such Holder's shares of Series A Convertible Preferred Stock upon the occurrence of such event.

          (h) NOTICES OF RECORD DATE. In the event (i) the Corporation fixes a record date to determine the holders of Common Stock who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the Common Stock of the Corporation, any merger or consolidation of the Corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Convertible Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock or other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up.

          (i) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the Holders of the Series A Convertible Preferred Stock against impairment. Before taking any action which would cause an adjustment reducing any Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of Preferred Stock, the Corporation will use its best efforts to take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may legally and validly issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

          (j) FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS. In lieu of any fractional shares to which a Holder of Series A Convertible Preferred Stock would otherwise be entitled upon conversion, the Corporation shall pay cash equal to such fraction multiplied by the Market Price of one share of Common Stock, as determined in good faith by the Board of Directors, except that, without the consent of the Holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, the Corporation shall not be entitled to pay cash in lieu of fractional shares if such payment to any one Holder would exceed $1,000 (which such amount shall be proportionately adjusted for any reverse stock split). Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Convertible Preferred Stock of each Holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

          Upon the occurrence of each adjustment or readjustment of the Conversion Price of any Series A Convertible Preferred Stock pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder of such Series A Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The

     Corporation shall, upon the written request at any time of any Holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such Holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price of the Series A Convertible Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Holder's shares of Series A Convertible Preferred Stock. The provisions of Section 5(d), (e), (f) and
     (g) shall apply to any transaction and successively to any series of transactions that would require any adjustment pursuant thereto.

          (k) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock (taking into account the adjustments required by this Section 5), such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, in addition to such other remedies as shall be available to the Holders of such Series A Convertible Preferred Stock, the Corporation will, as soon as is reasonably practicable, take all such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

     6.   SPECIAL ANTI-DILUTION PROTECTION.

          (a)  Upon the issuance of the Purchaser Warrants and in the event of
     (1) any issuance by the Corporation of shares of Common Stock at a price per share of less than $10.00, (2) the exercise, conversion, or exchange into Common Stock of Designated Common Share Equivalents, or (3) the issuance of Excess Common Share Equivalents, then the Conversion Price of all outstanding shares of Series A Convertible Preferred Stock shall be adjusted so that, after giving effect thereto, the number of shares of Common Stock into which all of the shares of Series A Convertible Preferred Stock issued to the initial Holders on the Issue Date would be convertible (regardless of whether, in calculating the number of shares, such Series A Convertible Preferred Stock is still outstanding or still held by the initial Holders), shall represent 10% of the Fully Diluted Common Stock (as defined below). For purposes of this Section 6(a), "FULLY DILUTED COMMON STOCK" shall mean and include the sum of (i) the number of all outstanding shares of Common Stock, plus (ii) the number of shares of Common Stock into which the outstanding Series A Convertible Preferred Stock are convertible, plus (iii) the number of shares of Common Stock into which the outstanding Purchaser Warrants (other than the First Tranche of Purchaser Warrants) are convertible, plus (iv) upon exercise of the Designated Common Stock Equivalents, the number of outstanding shares of Common Stock into which the Designated Common Share Equivalents are exercisable, convertible or exchangeable, plus (v) the number of outstanding shares of Common Stock into which all Excess Common Share Equivalents are exercisable, convertible or exchangeable and, there shall be EXCLUDED from the definition of Fully Diluted Common

     Stock, to the extent otherwise included, (A) the number of shares of Common Stock issued or issuable in respect of the exercise of the First Tranche of Purchaser Warrants and the Holder Warrants, (B) the number of shares of Common Stock issued after the Issue Date at a price per share equal to or greater than $10.00, (C) the number of shares of Common Stock issuable or issued after the Issue Date in respect of the exercise, conversion or exchange of Common Share Equivalents that were issued with an exercise, conversion, exchange or strike price per share equal to or greater than $10.00, and (D) the number of shares of Common Stock issuable or issued after the Issue Date in respect of the exercise of Excluded Stock Options. No adjustment shall be made to the Conversion Price for any exercise, conversion or exchange of (x) the First Tranche of Purchaser Warrants and the Holder Warrants, (y) Common Stock Equivalents that were issued with an exercise, conversion, exchange or strike price per share equal to or greater than $10.00, and (z) Excluded Stock Options, and no adjustment shall be made for any issuance or exercise for which an adjustment shall have been made pursuant to Section 5 hereof. In addition, in the event that any shares of Series A Convertible Preferred Stock shall have been converted, the Holders of such shares shall no longer be entitled to receive any adjustment provided in this Section 6(a) with respect to such converted Series A Convertible Preferred Stock.

          (b) The anti-dilution protection provided for in Section 6(a) shall terminate in the event that the Average Closing Price at any time equals or exceeds $15 per share (subject to adjustment in accordance with paragraphs
     (d), (e), (f) and (g) of Section 5 but not in accordance with Section 6(a)) during the thirty (30) consecutive trading day period used to determine the Average Closing Price, and the Holders of outstanding shares of Series A Convertible Preferred Stock had the opportunity to convert their Series A Convertible Preferred Stock and dispose of all Converted Shares issuable upon such conversion pursuant to an effective registration statement under the Securities Act, Rule 144(k) promulgated under the Securities Act (if available to the Holder) or on NASDAQ or another public trading market where the Corporation's Common Stock is then principally traded pursuant to an exemption from registration under the Securities Act (in each case, without being restrained by any volume or other transfer restrictions pursuant to applicable law or contract) and provided that such Converted Shares are not subject to any Lock Up which has not been waived.

          (c) To the extent necessary, each class and series of Capital Stock, including the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, shall constitute a separate series of Capital Stock pursuant to applicable securities laws and the terms hereof.

          (d) If, at any time after the third (3rd) anniversary of the issuance of the Series A Convertible Preferred Stock, the Corporation elects to exercise the Corporation Conversion Right to effect the conversion of any shares of Series A Convertible Preferred Stock in accordance with the provisions of Section 5(b)(ii), then concurrent with such conversion, the Corporation shall issue and deliver to the Holder of such shares of Series A Convertible Preferred Stock being converted pursuant to the Corporation Conversion Right warrants to purchase additional shares of Common Stock (a "PENNY WARRANT"). Each such Penny Warrant shall provide for an exercise price of not more than $.01 per share of Common Stock and which in total shall provide for the issuance of a number of shares of Common Stock equal to the Converted Protection Amount (as defined below) in respect of each outstanding Common Share Equivalent which, if converted or exercised prior to the effectiveness of such conversion would have necessitated an adjustment pursuant to Section 6(a) hereof. Such Penny Warrants shall terminate ten (10) Business Days after the expiration or termination of the related Common Share Equivalents unless such related Common Share Equivalents are replaced with other Common Share Equivalents, on substantially the same or more favorable terms to the holders thereof (other than the expiration date), and shall be exercisable only upon the exercise or conversion of the related Common Share Equivalents or any such replacement thereof. The Corporation shall provide notice to the holder of such Penny Warrants no later than five (5) Business Days after the conversion or exercise of the related Common Share Equivalents. For purposes of this Section 6(d), "CONVERTED PROTECTION AMOUNT" means a number of shares equal to 50% of the difference between (a) the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock being converted pursuant to the Corporation Conversion Right would be converted if all Designated Common Share Equivalents were converted or exercised immediately prior to the conversion of such shares of Series A Convertible Preferred Stock and (b) the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock actually convert upon such conversion.

     7.   MANDATORY REDEMPTION.

          (a) In the event that any Holder of Series A Convertible Preferred Stock has not converted its Series A Convertible Preferred Stock into Common Stock as of the eighth (8th) anniversary of the Issue Date (the "REDEMPTION DATE"), the Corporation shall be required to redeem 100% of the outstanding shares of Series A Convertible Preferred Stock for an aggregate price (the "MANDATORY REDEMPTION PRICE") equal to (a) the Stated Value plus
     (b) any accrued and unpaid dividends thereon, if any, plus (c) the Total Return Shortfall to the extent not realized prior to such redemption date, multiplied by the number of shares of Series A Convertible Preferred Stock then being redeemed.

          (b) Prior to the Redemption Date, the Corporation may segregate and hold in trust an amount of money sufficient to pay the Mandatory Redemption Price of all the Series A Convertible Preferred Stock to be redeemed on the Redemption Date other than shares of Series A Convertible Preferred Stock that have already been called for redemption. Notwithstanding the foregoing, until the Mandatory Redemption Price is paid to the Holders, the Corporation shall not be released from its obligations under Section 7(a) hereof.

     8.   OPTIONAL REPURCHASE UPON EQUITY OFFERING.

          (a)  OPTION TO REPURCHASE.

               (i) In the event the Corporation completes an Equity Offering, the Corporation, at its option, may use up to 25% of the net cash proceeds received by the Corporation from any such Equity Offering to repurchase outstanding shares of Series A Convertible Preferred Stock (an "OPTIONAL REPURCHASE") upon notice to the holders thereof as set forth in Section 8(b) or 8(d) hereof, as applicable, at a Repurchase Price equal to 100% of the Optional Repurchase Price.

               (ii) The Corporation shall pay any distributions on the shares of Series A Convertible Preferred Stock called for repurchase pursuant to this Section 8(a) accrued but not paid to, but excluding, the date such shares of Series A Convertible Preferred Stock are repurchased (the "OPTIONAL REPURCHASE DATE"). Such dividends shall be paid to the Holder entitled to the Optional Repurchase Price.

               (iii) With respect to the first Optional Repurchase that the Corporation exercises after the Issue Date (the "FIRST OPTIONAL REPURCHASE"), after delivery of the notice required by Section 8(d) to the holders of the shares of Series A Convertible Preferred Stock, the holders of the shares of Series A Convertible Preferred Stock so called for repurchase (such shares, the "CALLED PREFERRED STOCK") shall not have the right to convert such Called Preferred Stock for a period not to exceed seventy-five (75) days after the date the Notice of Optional Repurchase is given. With respect to the second Optional Repurchase that the Corporation exercises after the Issue Date (the "SECOND OPTIONAL REPURCHASE"), after delivery of a Notice of Intent to Repurchase (as defined below) pursuant to Section 8(b) to the holders of the shares of Series A Convertible Preferred Stock, a holder of Called Preferred Stock shall be permitted to convert such shares of Series A Convertible Preferred Stock, in whole or in part, prior to the Optional Repurchase Date, if such Holder provides notice of its election to convert within ten (10) days after the Corporation's delivery of the Notice of Intent to Repurchase. In the event that the Holders do not so elect to convert all or part of the Series A Convertible Preferred Stock called for repurchase pursuant to a Second Optional Repurchase into Common Stock within the ten (10) day period following receipt of a Notice of Intent to Repurchase, the Holders shall not be permitted to convert such Series A Convertible Preferred Stock which the Holders did not so elect to convert unless the Optional Repurchase Date fails to occur within seventy-five (75) days after the date the Notice of Intent to Repurchase is given. In the event that the Corporation determines it will not consummate any Optional Repurchase for which it has given a Notice of Option Repurchase or Notice of Intent to Repurchase, the Corporation shall promptly notify the Holders of such determination, and any restrictions on converting such Called Preferred Stock pursuant to this Section 8(a)(iii) shall terminate.

               (iv) With respect to the third, fifth and every odd numbered Optional Repurchase after the Second Optional Repurchase, the right of the holders of shares of Series A Convertible Preferred Stock called for repurchase to convert such shares of Series A Convertible Preferred Stock shall be the same as the right of the holders of shares of Series A Convertible Preferred Stock in the First Optional Repurchase. With respect to the fourth, sixth and every even numbered Optional Repurchase after the Second Optional Repurchase, the right of the holders of shares of Series A Convertible Preferred Stock called for repurchase to convert such shares of Series A Convertible Preferred Stock shall be the same as the right of the holders of shares of Series A Convertible Preferred Stock in the Second Optional Repurchase.

          (b) NOTICE OF INTENT TO REPURCHASE. The Corporation shall give the Holders thirty (30) days prior written notice of the Corporation's intent to exercise a Second Optional Repurchase (and every even numbered Optional Repurchase after the Second Optional Repurchase) (a "NOTICE OF INTENT TO REPURCHASE"). The Notice of Intent to Repurchase shall specify the Optional Repurchase Date, which shall not be more than seventy-five (75) days after the Notice of Intent to Repurchase is given, and the information set forth in clauses (2) through (7) of Section 8(d)(ii). Any Notice of Intent to Repurchase shall be given in the manner provided in Section 8(d) with respect to a Notice of Optional Repurchase.

          (c) SELECTION OF SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK TO BE REPURCHASED.

               (i) If fewer than all the shares of Series A Convertible Preferred Stock are to be repurchased pursuant to an Optional Repurchase, the shares of Series A Convertible Preferred Stock shall be repurchased from the Holders on a pro rata basis. Series A Convertible Preferred Stock that the Corporation selects shall be in amounts equal to the minimum authorized denominations for certificated shares of Series A Convertible Preferred Stock to be repurchased or any integral multiple thereof.

               (ii) If a Holder converts any Called Preferred Stock as permitted pursuant to Sections 8(a)(iii) and 8(a)(iv) hereof, the Called Preferred Stock so converted shall be deemed to comprise a portion of the shares of Series A Convertible Preferred Stock of such Holder selected for repurchase and the number of shares of Called Preferred Stock which the Company shall be required to repurchase shall be correspondingly reduced (PROVIDED, HOWEVER, that the Holder of such Called Preferred Stock so converted and deemed repurchased shall not be entitled to any additional dividend payment as a result of such deemed repurchase than such Holder would have otherwise been entitled to receive upon conversion of such Called Preferred Stock).

          (d)  NOTICE OF REPURCHASE.

               (i) Notice of an Optional Repurchase (a "NOTICE OF OPTIONAL REPURCHASE") shall be given in writing and shall be deemed properly served or given if: (A) mailed by registered or certified mail, return receipt requested, (B) delivered by a recognized overnight courier service, (C) delivered personally, or (D) sent by facsimile transmission. Such notice shall be deemed to have been received: (A) five (5) days after the date of mailing if sent by certified or registered mail, (B) one (1) Business Day after delivered to an overnight courier for next Business Day delivery, (iii) the date of delivery if personally delivered, or

          (iv) the next succeeding Business Day after transmission by facsimile with electronic confirmation of receipt.

               (ii) A Notice of Optional Repurchase shall be given by the Corporation to Holders of shares of Series A Convertible Preferred Stock to be repurchased. A Notice shall be given not less than ten
          (10) Business Days prior to the Optional Repurchase Date. Each Notice of Optional Repurchase shall state:

                       (1) the Optional Repurchase Date which may not be more than seventy-five (75) days after the date the Notice of Optional Repurchase is given;

                       (2) the Optional Repurchase Price and dividends accrued and unpaid to the Optional Repurchase Date, if any;

                       (3) if fewer than all the outstanding shares of Series A Convertible Preferred Stock are to be repurchased, the aggregate number of shares of Series A Convertible Preferred Stock to be repurchased and the aggregate number of shares of Series A Convertible Preferred Stock which will be outstanding after such partial repurchase (without giving effect to any subsequent conversions, redemptions or repurchases);

                       (4) that on the Optional Repurchase Date the Optional Repurchase Price and, as provided in Section 8(a), dividends accrued and unpaid to, but excluding, the Optional Repurchase Date shall be paid, and that dividends with respect thereto shall cease to accrue on and after such date;

                       (5) the date on which the right to convert the shares of Series A Convertible Preferred Stock to be repurchased will terminate and the places (within The City of New York) where such shares of Series A Convertible Preferred Stock may be surrendered for conversion;

                       (6) the place or places (within The City of New York) where such shares of Series A Convertible Preferred Stock are to be surrendered for payment of the Optional Repurchase Price and accrued and unpaid dividends, if any; and

                       (7) the CUSIP number, if any, of the Series A Convertible Preferred Stock.

               (iii) The Corporation's election to repurchase shares of Series A Convertible Preferred Stock pursuant to an Optional Repurchase shall be evidenced by a resolution of the Corporation's Board of Directors.

          (e)  EFFECT OF NOTICES OF REPURCHASE.

               (i) If a Notice of Optional Repurchase shall have been given as provided in Section 8(d) hereof or if a Notice of Intent to Repurchase shall have been given as provided in Section 8(b) and the Holders have not elected to convert all of the shares of Series A Convertible Preferred Stock proposed to be repurchased, the shares of Series A Convertible Preferred Stock to be so repurchased shall, on the Optional Repurchase Date, become due and payable at the Optional Repurchase Price therein specified (and, as provided in Section 8(a), accrued dividends, if any, to, but excluding, the Optional Repurchase
          Date) and from and after such date (unless the Corporation shall default in the payment of the Optional Repurchase Price and accrued and unpaid dividends) such shares of Series A Convertible Preferred Stock shall cease to accrue dividends; provided that the Corporation may specify in such notice customary conditions to the repurchase of the shares of Series A Convertible Preferred Stock that must be met on or prior to the Optional Repurchase Date, including the receipt of proceeds from such related Equity Offering to occur on or prior to the Optional Repurchase Date, in which case the Optional Repurchase Date shall not occur, and the shares of Series A Convertible Preferred Stock to be repurchased shall not be due and payable at the Optional Repurchase Price, if such conditions are not satisfied. The Corporation shall give notice to the Holders of any failure to satisfy such conditions prior to the Optional Repurchase Date. Upon surrender of any such shares of Series A Convertible Preferred Stock for repurchase in accordance with such notice (including the satisfaction of all applicable conditions), such shares of Series A Convertible Preferred Stock shall be purchased by the Corporation at the Optional Repurchase Price (and, as provided, in Section 8(a), accrued dividends, if any, to but excluding the Optional Repurchase Date).

               (ii) If any shares of Series A Convertible Preferred Stock called for repurchase shall not be so paid when due upon surrender thereof for repurchase, the Optional Repurchase Price shall, until paid, accrue any applicable dividends from the Optional Repurchase Date.

          (f)  DEPOSIT OF OPTIONAL REPURCHASE PRICE.

               (i) Prior to or on any Optional Repurchase Date, the Corporation shall segregate and hold in trust an amount of money sufficient to pay the Optional Repurchase Price of, and accrued and unpaid dividends, if any, on, all the shares of Series A Convertible Preferred Stock to be repurchased on that Optional Repurchase Date other than any shares of Series A Convertible Preferred Stock called for repurchase on that date which have been converted prior to the date of such deposit.

               (ii) If any shares of Series A Convertible Preferred Stock called for repurchase is converted prior to the Optional Repurchase Date, any money so segregated and held in trust for the repurchase of such shares of Series A Convertible Preferred Stock shall be discharged from such trust.

          (g) CERTIFICATED SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK REPURCHASED IN PART. Any certificate representing shares of Series A Convertible Preferred Stock which are to be repurchased only in part shall be surrendered at an office or agency of the Corporation designated for that purpose pursuant hereto (with, if the Corporation so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation duly executed by, the Holder thereof or the Holder's attorney duly authorized in writing), and the Corporation shall execute and deliver to the Holder of such shares of Series A Convertible Preferred Stock without service charge, a new certificate or certificates representing such shares of Series A Convertible Preferred Stock of any authorized denomination as requested by such Holder in an aggregate principal amount equal to the number of shares of Series A Convertible Preferred Stock not repurchased, in exchange for the certificate representing the number of shares of Series A Convertible Preferred Stock so surrendered.

     9.   VOTING RIGHTS; AMENDMENT; WAIVER.

          (a) Each Holder of record of shares of the Series A Convertible Preferred Stock, except as otherwise required under Delaware law or as set forth in this Appendix A (including without limitation in Sections 9(e) and 10 below), shall be entitled or permitted to vote on all matters required or permitted to be voted on by the holders of Common Stock of the Corporation and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such Holder's shares of the Series A Convertible Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or in any agreement of the shareholders or as otherwise required by law, the Holders of shares of the Series A Convertible Preferred Stock, the holders of shares of the Series B Convertible Preferred Stock and the holders of shares of Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the holders of Common Stock of the Corporation.

          (b) The Corporation shall not grant any voting rights to holders of Parity Stock or Junior Stock other than the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock without the consent of a majority of the outstanding shares of Series A Convertible Preferred Stock unless such voting rights are also granted to the holders of Series A Convertible Preferred Stock.

          (c) Holders of a majority of the outstanding shares of Series A Convertible Preferred Stock may waive compliance by the Corporation with any provision of this Appendix A; provided that no such waiver may be granted without the consent of each Holder of the then outstanding shares of Series A Convertible Preferred Stock affected thereby if such waiver adversely affects (i) any provision of Section 5 hereof; (ii) the Liquidation Preference; (iii) the form, timing or amount of the payment of dividends hereunder for the Series A Convertible Preferred Stock; or (iv) the voting rights of the Series A Convertible Preferred Stock under this
     Section 9(c).

          (d) In any case in which the Holders of Series A Convertible Preferred Stock shall be entitled to vote, give a consent, make a determination or take any similar action under this Appendix A or pursuant to Delaware law, each Holder of Series A Convertible Preferred Stock entitled to vote with respect to each such matter shall be entitled to one vote for each share of Series A Convertible Preferred Stock held. For all purposes of voting, giving a consent, making a determination or taking any similar actions as aforesaid, shares of Series A Convertible Preferred Stock held by the Corporation or any of its Subsidiaries shall not be deemed outstanding or entitled to vote.

          (e) Notwithstanding the foregoing, from the Issue Date until the first day on which the number of shares of Series A Convertible Preferred Stock deemed held by the Initial Holders and their Permitted Transferees is less than 50% of the total number of shares of Series A Convertible Preferred Stock originally issued on the Issue Date, the Holders of the Series A Convertible Preferred Stock, voting together as a separate class, shall be entitled to elect one (1) representative of the Holders of the Series A Convertible Preferred Stock to the Board of Directors at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director. For purposes of the preceding sentence, the number of shares of Series A Convertible Preferred Stock deemed held shall include (i) the actual number of shares of Series A Convertible Preferred Stock then held plus (ii) the number of shares of Series A Convertible Preferred Stock redeemed or repurchased by the Corporation pursuant to Section 8 hereof plus (iii) the number of shares of Series A Convertible Preferred Stock which were converted pursuant to the Corporation's exercise of its rights to convert in Section 5(b) hereof. Notwithstanding the foregoing, the right of the Holders to elect a representative to the Board of Directors of the Corporation shall terminate when the initial Holders of Series A Convertible Preferred Stock no longer hold at least 500,000 shares of Series A Convertible Preferred Stock (after adjusting for stock splits, stock dividends, recapitalizations, mergers, consolidations or similar events occurring after the Issue Date that effect a change in the capitalization of the Company), provided that in calculating whether 500,000 shares of Series A Convertible Preferred Stock are held by the initial Holders, there shall be included (I) the number of shares of Series A Convertible Preferred Stock held by the initial Holders plus (II) the number of shares of Series A Convertible Preferred Stock issued to the initial Holders that were converted into Common Stock and are still held by the initial Holders, and provided, further, that all sales of Common Stock by the initial Holders after any such conversion shall be deducted from the number of shares comprising this clause (II). At the option of the Holders of the Series A Convertible Preferred Stock, to the extent permitted by law and by the rules of any securities exchange on which the securities of the Corporation are then listed, such representative shall also be a member of each committee of the Board of Directors. Such representative shall be compensated for service on the Board of Directors and reimbursed for out-of-pocket expenses in respect thereof only if and to the extent that any non-independent director that serves on the Board of Directors is compensated for service in respect thereof or reimbursed for out-of-pocket expenses in respect thereof.

          (f) In addition, from the Issue Date until the first day on which the number of shares of Common Stock held by the initial Holders and their Permitted Transferees plus the number of shares of Common Stock into which the Series A Convertible Preferred Stock and the Holder Warrants held by the initial Holders and their Permitted Transferees would have been convertible on the Issue Date is less than 16.67% of the number of shares of Common Stock initially held by such initial Holders on the Issue Date plus the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock and the Holder Warrants initially held by such initial Holders would have been convertible or exercisable on the Issue Date, the Holders of the Series A Convertible Preferred Stock shall have the right to appoint a representative who shall have the right to attend all meetings of the Board of Directors in a non-voting observer capacity, to receive notice of such meetings and to receive the information provided by the Corporation to the Board of Directors and to receive copies of all written consents of the Board of Directors or any committees thereof; provided, however, that the Corporation may require that as a condition precedent that each person proposing to attend any meeting of the Board of Directors and each person to have access to any of the information provided by the Corporation to the Board of Directors shall agree to hold in confidence all information so received during such meeting or otherwise; and, provided further, that the Corporation reserves the right not to provide information and to exclude the Series A Convertible Preferred Stock representative from any meeting or portion thereof if delivery of such information or attendance at such meeting by such Series A Convertible Preferred Stock representative would result in disclosure of trade secrets to the Series A Convertible Preferred Stock representative or would adversely affect the attorney-client privilege between the Corporation and its counsel, provided that the representative is given notice of the occurrence of such meeting and the withholding of such information, it being required that the Corporation act in good faith and take all legal measures reasonably necessary to permit attendance thereof by the representative.

     10. PROTECTIVE PROVISIONS. In addition to any other rights provided by law or set forth herein, so long as any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the Holders of at least a majority of the outstanding shares of Series A Convertible Preferred
Stock:

          (a) create, authorize, designate or issue any shares of any class or series of Senior Stock or Parity Stock or any Capital Stock convertible, exercisable or exchangeable into any class or series of Senior Stock or Parity Stock, other than the Series B Convertible Preferred Stock as in effect on the Issue Date;

          (b) alter, change or amend the terms, designations, power privileges, preferences, rights or restrictions provided for the benefit of the Series A Convertible Preferred Stock or of any class or series of Senior Stock or Parity Stock or alter or amend the voting rights with respect to the Series B Convertible Preferred Stock or Series C Convertible Preferred Stock in effect on the Issue Date;

          (c) create, authorize, designate or issue any shares of the Series A Convertible Preferred Stock which are in addition to the number of shares initially authorized hereunder;

          (d) amend the Certificate of Incorporation in effect on the date hereof or the Corporation's By-Laws in a manner that is adverse to the Series A Convertible Preferred Stock;

          (e) purchase, redeem (other than pursuant to equity incentive agreements with employees giving the Corporation the right or obligation to repurchase shares upon the termination of services) or set aside any sums for the purchase or redemption of, or declare or pay any dividend (including a dividend payable in Capital Stock of the Corporation) or make any other distribution with respect to, any shares of Capital Stock or any other securities that are convertible into or exercisable or exchangeable for such Capital Stock, other than purchases, redemptions, dividends or distributions not in violation of clause (f)(ii) of this Section 9 with respect to the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, as permitted under this Appendix A and Appendix B to the Certificate of Incorporation, respectively;

          (f) (i) create, authorize, designate or issue any shares of Parity Stock or Junior Stock having a mandatory redemption date or purchase, put or similar rights, which require the Corporation to purchase, redeem or otherwise acquire any shares of Parity Stock or Junior Stock prior to the redemption date for, and the actual redemption of, the Series A Convertible Preferred Stock pursuant hereto or (ii) exercise any optional redemption, purchase or other right to acquire shares of Parity Stock (including any Series B Convertible Preferred Stock) or Junior Stock prior to the repurchase or redemption date for, and the actual redemption of, the Series A Convertible Preferred Stock pursuant hereto;

          (g) effect any amendment, modification or change to Sections 9(e) or 9(f); and

          (h) during the period commencing on the Issue Date and ending on the first day on which the number of shares of Series A Convertible Preferred Stock held by the initial Holders and their Permitted Transferees is less than 50% of the total number of shares of Series A Convertible Preferred Stock initially held by such initial Holders, change the number of members of the Board of Directors without concurrently amending Section 9(e) hereof to provide the Holders of the Series A Convertible Preferred Stock the right to elect a number of the members of the Board of Directors that is proportionate to the number established under Section 9(e) as of the Issue Date, with fractional numbers of members rounded to the nearest whole number in order to determine compliance with this provision.

     11. CERTAIN RESTRICTIONS. Notwithstanding anything herein to the contrary, the Corporation's right to exercise any right to convert the Series A Convertible Preferred Stock pursuant to Section 5(b) hereof or to exercise its Optional Repurchase right pursuant to Section 8 hereof is subject to the restrictions and limitations set forth in Section 11.4 of the Investor Stock Purchase Agreement.

     12.  PAYMENT.

          (a) All amounts payable in cash with respect to the Series A Convertible Preferred Stock shall be payable in United States dollars at the office or agency of the Corporation maintained for such purpose within the Borough of Manhattan, the City and State of New York or, at the option of the Corporation, payment of dividends (if any) may be made by check mailed to the Holders of the Series A Convertible Preferred Stock at their respective addresses set forth in the register of Holders of Series A Convertible Preferred Stock maintained by the Transfer Agent.

          (b) Any payment on the Series A Convertible Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date, provided that dividends shall continue to accrue until such next succeeding Business Day.

          (c) The Corporation will initially act as the "Transfer Agent" and the "Paying Agent." The Corporation may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents; provided that until the Series A Convertible Preferred Stock has been delivered to the Corporation for cancellation, or moneys sufficient to pay the Liquidation Preference of the Series A Convertible Preferred Stock shall have been made available for payment and either paid or returned to the Corporation as provided in this Appendix A, the Corporation shall maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of shares of Series A Convertible Preferred Stock for payment and exchange.

          (d) All moneys and shares of Series A Convertible Preferred Stock deposited by the Corporation with any Paying Agent or held by the Corporation in trust for the payment of the Liquidation Preference on the Series A Convertible Preferred Stock, which moneys and shares remain unclaimed at the end of two years after such payment has become due and payable shall be repaid to the Corporation, and the Holder of the shares of Series A Convertible Preferred Stock in respect of which such moneys and shares were so deposited or held in trust shall thereafter look only to the Corporation for payment thereof.

     13. REISSUANCE OF SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK. Shares of Series A Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased, redeemed, converted or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) be permanently retired or cancelled and shall not under any circumstances be reissued. The Corporation shall from time to time take such appropriate action as may be required by applicable law to reduce the authorized number of shares of Series A Convertible Preferred Stock by the number of shares that have been so reacquired.

     14. NOTICES. The Corporation will provide to the holders of the Series A Convertible Preferred Stock all communications sent by the Corporation to the holders of the Common Stock and any other class of Preferred Stock.

     15. HEADINGS OF SUBDIVISIONS. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     16. SEVERABILITY OF PROVISIONS. If any powers, preferences and relative, participating, optional and other special rights of the Series A Convertible Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Appendix A (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other powers, preferences and relative, participating, optional and other special rights of the Series A Convertible Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Appendix A (as so amended) which can be given effect without the invalid, unlawful or unenforceable powers, preferences and relative, participating, optional and other special rights of the Series A Convertible Preferred Stock and the qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no powers, preferences and relative, participating, optional or other special rights of the Series A Convertible Preferred Stock and the qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of Series A Convertible Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

                                   APPENDIX B

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                          CKX, INC (THE "CORPORATION")

     The Series B Convertible Preferred Stock (the "SERIES B CONVERTIBLE PREFERRED STOCK") shall have the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions that are set forth in this Appendix B to the Corporation's Certificate of Incorporation ("APPENDIX B") as follows:

     1.   CERTAIN DEFINITIONS.

     Unless the context otherwise requires, each of the terms defined in this
Section 1 shall have, for all purposes of this Appendix B, the meaning herein specified (with terms defined in the singular having comparable meanings when used in the plural):

     "AFFILIATE" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and in addition to the foregoing, a Person shall be deemed to control another Person if the controlling Person owns 15% or more of any class of voting securities (or other ownership interest) of the controlled Person. In the case of the Corporation, "Affiliate" shall include Robert F.X. Sillerman and any of his Affiliates.

     "APPENDIX B" has the meaning set forth above.

     "AVERAGE CLOSING PRICE" means for any specified date, the average of the Market Price of the Common Stock over a period of thirty (30) consecutive trading days ending on such specified date.

     "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

     "Business Day" means any day other than a Saturday, a Sunday or any day on which banking institutions in New York, New York, are required or authorized by law or other governmental action to be closed.

     "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in the Corporation and any rights, warrants or options to acquire an equity interest in the Corporation.

     "CERTIFICATE OF INCORPORATION" means the certificate of incorporation of CKX, Inc., including all appendices thereto, filed with the Secretary of State of the State of Delaware.

     "CLASS B INTEREST" has the meaning set forth in the Operating Agreement.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMON SHARE EQUIVALENTS" means securities, options, warrants, derivatives, debt instruments or other rights convertible into, or exercisable or exchangeable for, or entitling the holder thereof to receive directly or indirectly, Common Stock.

     "COMMON STOCK" means the Common Stock, $0.01 par value per share, of the Corporation.

     "CONVERSION PRICE" has the meaning set forth in Section 5(a) below.

     "CONVERSION RIGHTS" has the meaning set forth in Section 5 below.

     "CONVERTED SHARES" has the meaning set forth in Section 5(c) below.

     "CONVERTING SHARES" has the meaning set forth in Section 5(c) below.

     "CORPORATION" has the meaning set forth above.

     "DIVIDEND PAYMENT DATE" has the meaning set forth in Section 3(d).

     "EPE PREFERRED STOCK" means the Series B Convertible Preferred Stock par value $1.00 per share, of Elvis Presley Enterprises, Inc. issued pursuant to the Certificate of Designation of Elvis Presley Enterprises, Inc.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "HOLDER" means the record holder of one or more shares of Series B Convertible Preferred Stock, as shown on the books and records of the Transfer Agent.

     "IMMEDIATE FAMILY" shall mean any relationship by blood, marriage, or adoption, not more remote than first cousin.

     "ISSUE DATE" means February 7, 2005.

     "LATE PAYMENT DATE" has the meaning set forth in Section 3(b).

     "LIQUIDATION EVENT" means (i) any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, (ii) the consummation of a merger or consolidation in which the shareholders of the Corporation prior to such transaction own less than a majority of the voting securities of the entity surviving such transaction, or (iii) the sale, distribution or other disposition of all or substantially all of the Corporation's assets.

     "LIQUIDATION PREFERENCE" has the meaning set forth in Section 4 below.

     "MARKET PRICE" means the last reported sale price of the Common Stock on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the Common Stock is then listed or quoted.

     "NON-REDEMPTION" has the meaning set forth in Section 6(a) below.

     "OPTIONAL REDEMPTION PERIOD" has the meaning set forth in Section 6(a).

     "OPERATING AGREEMENT" means the Amended and Restated Operating Agreement of Elvis Presley Enterprises, LLC, dated as of the Issue Date.

     "PARITY STOCK" has the meaning set forth in Section 2 below.

     "PERMITTED HOLDER" means: (i) the Holder or the beneficiary as of the date hereof of the Holder; or (ii) any other trust or other similar entity formed for the direct or indirect benefit of the Holder or the beneficiary as of the date hereof of the Holder.

     "PERSON" means any individual, partnership, limited liability company, corporation, joint venture, association, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity of whatever nature.

     "PREFERRED STOCK" means Capital Stock of the Corporation of any class or classes (however designated) that ranks prior as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, to shares of Capital Stock of any other class of the Corporation.

     "PRIORITY DIVIDEND" has the meaning set forth in Section 3(a).

     "PRIORITY DIVIDEND RATE" has the meaning set forth in Section 3(a).

     "PROPORTIONATE SHARE" has the meaning set forth in Section 6(b).

     "PUT RIGHT" has the meaning set forth in Section 6(b).

     "REDEMPTION PRICE" has the meaning set forth in Section 6(a).

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SENIOR STOCK" has the meaning set forth in Section 2 below.

     "SERIES A PREFERRED STOCK" shall mean the Series A Convertible Redeemable Preferred Stock of the Corporation.

     "SERIES B CONVERTIBLE PREFERRED STOCK" has the meaning set forth above.

     "STATED VALUE" shall mean $15.30 per share.

     "TRANSFER AGENT" means the entity designated from time to time by the Corporation to act as the registrar and transfer agent for the Series B Convertible Preferred Stock.

     2. RANKING. The Series B Convertible Preferred Stock shall, with respect to dividend rights and rights on the liquidation, winding-up and dissolution of the Corporation (as provided in Section 4 below), rank (i) senior to all classes of Common Stock and to each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors, other than the Series A Convertible Preferred Stock (such Capital Stock or series, other than the Series A Convertible Preferred Stock, collectively referred to as the "JUNIOR STOCK"),
(ii) on a parity with the Series A Convertible Preferred Stock and each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors with the consent of the Holders of a majority of the outstanding shares of Series B Convertible Preferred Stock, the terms of which expressly provide that such class or series ranks on a parity with the Series B Convertible Preferred Stock as to dividend rights or rights on the liquidation, winding-up and dissolution of the Corporation (collectively referred to as "PARITY STOCK") and (iii) junior to any future class of Preferred Stock established hereafter by the Board of Directors with the consent of the Holders of a majority of the outstanding shares of Series B Convertible Preferred Stock, the terms of which expressly provide that such class ranks senior to the Series B Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as the "SENIOR STOCK").

     3.   DIVIDENDS.

          (a) Whether or not earned or declared by the Corporation, the Holders of Series B Convertible Preferred Stock shall receive, in cash, a quarterly cumulative dividend on each share of Series B Convertible Preferred Stock (the "PRIORITY DIVIDEND"), calculated at a rate of 8% per annum of the Stated Value, which dividend shall accrue daily from the Issue Date and shall be compounded quarterly (the "PRIORITY DIVIDEND RATE").

          (b) Priority Dividends will be payable on the 30th day of January, April, July and October, each, a "Dividend Payment Date") to holders of record as they appear in the shareholder records of the Corporation at the close of business on the applicable record date, which shall be the 15th day of January, April, July and October of each year (the "Record Date") or on such other date designated by the Board of Directors for the payment of dividends that is not more than 30 nor less than 10 days prior to the Dividend Payment Date. No dividends shall be paid upon, or declared and set apart for, any shares of Common Stock or any other Parity Stock or Junior Stock if the Board of Directors of the Corporation shall have failed duly and lawfully to declare, or the Corporation has failed to pay, in full all Priority Dividends then payable. If such dividends on the Series B Convertible Preferred Stock shall not have been paid in full for the Series B Convertible Preferred Stock, the aggregate deficiency shall be cumulative (whether or not earned by the Corporation) and shall be fully paid prior to the payment of any dividend by the Corporation (other than a dividend payable solely in Common Stock) with respect to Common Stock or any other Parity Stock or Junior Stock.

          (c) In the event that the Corporation fails to make three (3) consecutive quarterly Priority Dividend payments (regardless of whether or not funds are legally available therefor) and does not cure such failure to pay within three days after the Dividend Payment Date for such third Priority Dividend (the "LATE PAYMENT DATE"), the dividend rate with respect to all such missed Priority Dividend payments shall immediately retroactively be increased to 12% per annum and all amounts owed with respect to such Priority Dividend payments shall be paid by the Corporation within three (3) Business Days after the Late Payment Date in shares of its Common Stock valued at the Average Closing Price measured as of the Late Payment Date. Upon the payment by the Corporation of all such accrued and owed Priority Dividends, all future Priority Dividends shall be calculated at the Priority Dividend Rate which shall accrue daily from the date such payment is made in accordance with the preceding sentence.

          (d)  In addition to the dividends contemplated by paragraphs (a) and
     (c) above, the Holders shall participate on a pro rata basis in the payment of any dividend or distribution to the holders of the Common Stock as would be declared and payable on the largest number of whole shares of Common Stock into which the shares of Series B Convertible Preferred Stock held by such Holder could be converted on the record date fixed for such dividend or distribution pursuant to the provisions of Section 5 below. Any such dividends contemplated by this paragraph (d) will be paid to holder of record as it appears in the shareholder records of the Corporation at the close of business on the record date for such dividend on Common Shares, and the Corporation shall pay each such dividend on the applicable dividend payment date for such dividend on the Common Shares.

          (e) Any and all dividends shall be payable out of any cash legally available therefor, and if there is not a sufficient amount of cash available, then out of the remaining assets of the Corporation legally available therefor (valued at the fair market value thereof on the date of payment, as determined by the Board of Directors). To the extent funds or assets are not legally available for the payment of any dividend, such dividend shall nevertheless accrue and cumulate.

          (f) The Corporation shall take all actions required or permitted under Delaware law to permit the payment of dividends on the Series B Convertible Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with Delaware law, to make or keep funds legally available for the payment of dividends.

     4.   LIQUIDATION PREFERENCE.

          (a) Upon any Liquidation Event, each Holder of shares of the Series B Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, (i) prior to the holders of any other class or series of the Corporation's Common Stock and to each class of Junior Stock, (ii) pro rata with the holders of the Series A Convertible Preferred Stock and any other Parity Stock and (iii) after the holders of any Senior Stock, an amount (such amount the "Liquidation Preference") equal to the greater of (i) a cash amount per share equal to the Stated Value plus accrued and unpaid dividends or (ii) the liquidation value attributable to the shares of Common Stock into which such shares of Series B Preferred Stock would then be convertible under the provisions of Section 5 below.

          (b) Following payment of the distribution required by Section 4(a) and any distribution required to be paid to the Holders of the Series A Convertible Preferred Stock, if assets remain in the Corporation, they shall be distributed to holders of Common Stock up to an amount equal to the distribution to the Holders pursuant to paragraph (a) above, in accordance with the Corporation's Certificate of Incorporation, as amended.

          (c) Following payment of the distributions required by Sections 3, 4(a) and 4(b), if assets remain in the Corporation, they shall be distributed to the Holders of Series B Convertible Preferred Stock and the holders of Common Stock on a pro rata basis based on the number of shares of Common Stock into which the Holders' shares of Series B Convertible Preferred Stock could be converted in accordance with Section 5 hereof on the date of such Liquidation Event.

          (d) If, upon any Liquidation Event, the assets of the Corporation available for distribution to its shareholders are not sufficient to pay in full all amounts payable to the Holders of outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, the Holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full Liquidation Preference to which each is entitled.

     5. CONVERSION. The Holders of the Series B Convertible Preferred Stock shall have the conversion rights as follows (the "CONVERSION RIGHTS"):

          (a) Each share of Series B Convertible Preferred Stock shall be convertible, at the option of the Holder thereof at any time after the Issue Date of such share, in each case at the office of the Corporation or any Transfer Agent for the Series B Convertible Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value (plus any accrued and unpaid dividends, if any) by the Conversion Price at the time in effect for such shares and multiplying such number by the total number of shares of Series B Convertible Preferred Stock being converted. The initial "CONVERSION PRICE" per share for shares of Series B Convertible Preferred Stock shall be the Stated Value; provided, however, that the Conversion Price in effect from time to time for the Series B Convertible Preferred Stock shall be subject to adjustment as provided hereinafter.

          (b) From and after the third anniversary of the Issue Date, in the event that the Average Closing Price at any time equals or exceeds 150% of the Conversion Price, the Corporation shall thereafter have the right, in its sole discretion, upon the delivery of a written notice to each Holder of Series B Convertible Preferred Stock (which notice shall be delivered within ten (10) Business Days after the thirtieth (30th) trading day utilized in the calculation of such Average Closing Price, if at all), to convert such shares of Series B Convertible Preferred Stock into shares of Common Stock and the Holders thereof shall be deemed to have complied with the provisions set forth in Section 5(c); provided, however, that until such Holder surrenders the certificate evidencing the Converting Shares, the Corporation shall not be required to deliver to such Holder the certificate evidencing the Converted Shares.

          (c)  (i)     Each conversion of shares of Series B Convertible
          Preferred Stock into shares of Common Stock shall be effected by the surrender of the certificate(s) evidencing the shares of Series B Convertible Preferred Stock to be converted (the "CONVERTING SHARES") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holders of the Series B Convertible Preferred Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, (A) stating that the Holder desires to convert the Converting Shares, or a specified number of such Converting Shares, evidenced by such certificate(s) into shares of Common Stock (the "CONVERTED SHARES"), and (B) giving the name(s) (with addresses) and denominations in which the certificate(s) evidencing the Converted Shares shall be issued, and instructions for the delivery thereof. Upon receipt of the notice described in the first sentence of this subsection 5(c)(i), together with the certificate(s) evidencing the Converting Shares, the Corporation shall be obligated to, and shall, issue and deliver in accordance with such instructions the certificate(s) evidencing the Converted Shares issuable upon such conversion and a certificate (which shall contain such legends, if any, as were set forth on the surrendered certificate(s)) representing any shares which were represented by the certificate(s) surrendered to the Corporation in connection with such conversion but which were not Converting Shares and, therefore, were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate(s) shall have been surrendered and such written notice shall have been received by the Corporation unless a later date has been specified by such holder, and at such time the rights of the holder of such Converting Shares as such holder shall cease, and the Person(s) in whose name or names any certificate(s) evidencing the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder(s) of record of the Converted Shares.

               (ii) Upon the issuance of the Converted Shares in accordance with Section 5, such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

          (d) ADJUSTMENTS FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying each Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution. To the extent an adjustment is made in respect of the foregoing pursuant to Section 5(e) or the holder actually receives the dividend to which any such adjustment relates, an adjustment shall not be made pursuant to this Section 5(d).

          (e) CONVERSION PRICE ADJUSTMENTS FOR SUBDIVISIONS, COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK.

               (i) In the event the Corporation should at any time or from time to time after the Issue Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in additional Common Stock or Common Share Equivalents, without payment of any consideration by such holder for the additional Common Stock or the Common Share Equivalents (including the additional Common Stock issuable upon conversion, exchange or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Convertible Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such Series B Convertible Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock and shares issuable with respect to Common Share Equivalents.

               (ii) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination consolidation, reclassification or reverse stock split of the outstanding shares of Common Stock or other similar event, then, following the record date of such combination, the Conversion Price of the Series B Convertible Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such Series B Convertible Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

          (f) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination, merger or sale of assets transaction provided for elsewhere in this Section 5 provision shall be made so that the Holders of the Series B Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Convertible Preferred Stock the number of shares of Capital Stock or other securities or property of the Corporation to which a holder of Common Stock would have been entitled on recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the Holders of the Series B Convertible Preferred Stock after the recapitalization to the end that the provisions of this Section 5 and
     Section 6 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series B Convertible Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (g) MERGERS AND OTHER REORGANIZATIONS. If at any time or from time to time there shall be a reclassification of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of and as a condition to the effectiveness of such reclassification, merger, consolidation or sale, lawful and adequate provision shall be made so that the Holders of the Series B Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Convertible Preferred Stock the number of shares of Capital Stock or other securities or property, if any, of the Corporation or of the successor corporation resulting from such reclassification, merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled in connection with such reclassification, merger, consolidation or sale. In any such case, appropriate provision shall be made with respect to the rights of the holders of the Series B Convertible Preferred Stock after the reclassification, merger, consolidation or sale to the end that the provisions of this Section 5 and Section 6 (including, without limitation, provisions for adjustment of the Conversion Price and the number of shares purchasable upon conversion of the Series B Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of Capital Stock, securities or property to be deliverable thereafter upon the conversion of the Series B Convertible Preferred Stock.

          Each Holder of Series B Convertible Preferred Stock, upon the occurrence of a reclassification, merger or consolidation of the Corporation or the sale of all or substantially all its assets and properties, as such events are more fully set forth in the first paragraph of this Section 5(g), shall have the option of electing treatment of his shares of Series B Convertible Preferred Stock under either this Section 5(g) or Section 4 hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than ten (10) days before the effective date of such event, provided that any such notice of election shall be effective if given not later than fifteen (15) days after the date of the Corporation's notice pursuant to Section 5(h) hereof with respect to such event, and, provided, further, that if any Holder fails to give the Corporation such notice of election, the provisions of this Section 5(g) shall govern the treatment of such Holder's shares of Series B Convertible Preferred Stock upon the occurrence of such event.

          (h) NOTICES OF RECORD DATE. In the event (i) the Corporation fixes a record date to determine the holders of Common Stock who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the Common Stock of the Corporation, any merger or consolidation of the Corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series B Convertible Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock or other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up.

          (i) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the Holders of the Series B Convertible Preferred Stock against impairment. Before taking any action which would cause an adjustment reducing any Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of Preferred Stock, the Corporation will use its best efforts to take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may legally and validly issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

               (i)     NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

                       a. In lieu of any fractional shares to which a Holder of Series B Convertible Preferred Stock would otherwise be entitled upon conversion, the Corporation shall pay cash equal to such fraction multiplied by the Market Price of one share of Common Stock, as determined in good faith by the Board of Directors, except that, without the consent of the Holders of a majority of the outstanding shares of Series B Convertible Preferred Stock, the Corporation shall not be entitled to pay cash in lieu of fractional shares if such payment to any one Holder would exceed $1,000 (which such amount shall be proportionately adjusted for any reverse stock split). Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Convertible Preferred Stock of each Holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                       b. Upon the occurrence of each adjustment or readjustment of the Conversion Price of any Series B Convertible Preferred Stock pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder of such Series B Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any Holder of Series B Convertible Preferred Stock, furnish or cause to be furnished to such Holder a like certificate setting forth (A) such adjustment and readjustment,
               (B) the Conversion Price of the Series B Convertible Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Holder's shares of Series B Convertible Preferred Stock. The provisions of
               Section 5(d), (e), (f) and (g) shall apply to any transaction and successively to any series of transactions that would require any adjustment pursuant thereto.

          (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Convertible Preferred Stock (taking into account the adjustments required by this Section 5), such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Convertible Preferred Stock, in addition to such other remedies as shall be available to the Holders of such Series B Convertible Preferred Stock, the Corporation will, as soon as reasonably practicable, take all such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

     6.   REDEMPTION.

          (a) During the period beginning seven (7) years and six (6) months following the Issue Date and ending eight (8) years and six (6) months following the Issue Date (such period, the "OPTIONAL REDEMPTION PERIOD"), the Corporation shall have the right to redeem the outstanding shares of Series B Convertible Preferred Stock, in whole or in part, for an aggregate price equal to the Redemption Price multiplied by the number of shares of Series B Convertible Preferred Stock then being redeemed. The "REDEMPTION PRICE" for each share of Series B Convertible Preferred Stock being redeemed shall be the Stated Value plus accrued but unpaid dividends thereon through the date of redemption. In the event that the Corporation does not exercise this redemption right during the Optional Redemption Period (a "NON-REDEMPTION"), the Conversion Price with respect to all remaining shares of Series B Convertible Preferred Stock shall thereafter be the lower of (i) the Conversion Price then in effect and (ii) the Average Closing Price measured as of the last day of the Optional Redemption Period.

          (b) In the event that the Holders shall exercise any rights to put their Class B Interests and the EPE Preferred Stock (the "PUT RIGHT"), each in accordance with the documents governing such entities, the Corporation shall have the option to concurrently redeem a proportionate share of the then outstanding shares of Series B Convertible Preferred Stock, in whole or in part, at the Redemption Price. "PROPORTIONATE SHARE" shall mean a number of shares of Series B Convertible Preferred Stock which represents the same percentage of the total number of the shares of Series B Convertible Preferred Stock originally issued pursuant to this Appendix B, as the percentage represented by the shares of EPE Preferred Stock and Class B Interests in respect of which the Put Right was exercised represent, (calculated as a percentage of the aggregate amount of EPE Preferred Stock and Class B Interests held by the Holders prior to the exercise of the Put Right). At the Corporation's option, the Redemption Price can be paid in cash or in shares of Common Stock, valued at the Average Closing Price measured as of the proposed date of redemption.

          (c) In order to receive the Redemption Price per share, each Holder shall surrender to the Corporation the certificate(s) representing the number of shares of Series B Convertible Preferred Stock to be redeemed. Upon such redemption, such redeemed Series B Convertible Preferred Stock shall no longer be deemed outstanding and all rights of the Holder with respect to such shares shall immediately terminate, except the right to receive the Redemption Price per share.

          (d) If fewer than all the shares of Series B Convertible Preferred Stock are to be repurchased pursuant to this Section 6, the shares of Series B Convertible Preferred Stock shall be repurchased on a pro rata basis from all Holders, if applicable. Series B Convertible Preferred Stock that the Corporation selects shall be in amounts equal to the minimum authorized denominations for certificated shares of Series B Convertible Preferred Stock to be repurchased or any integral multiple thereof.

          (e)  DEPOSIT OF REDEMPTION PRICE.

               (i) Prior to or on any redemption date, the Corporation shall segregate and hold in trust an amount of money sufficient to pay the Redemption Price of, and accrued and unpaid dividends, if any, on, all the shares of Series B Convertible Preferred Stock to be redeemed other than any shares of Series B Convertible Preferred Stock called for repurchase on that date which have been converted prior to the date of such deposit.

               (ii)    If any shares of Series B Convertible Preferred
          Stock called for repurchase is converted prior to the redemption date, any money so segregated and held in trust for the repurchase of such shares of Series B Convertible Preferred Stock shall be discharged from such trust.

          (f) Any certificate representing shares of Series B Convertible Preferred Stock which are to be repurchased only in part shall be surrendered at an office or agency of the Corporation designated for that purpose pursuant hereto (with, if the Corporation so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation duly executed by, the Holder thereof or the Holder's attorney duly authorized in writing), and the Corporation shall execute and deliver to the Holder of such shares of Series B Convertible Preferred Stock without service charge, a new certificate or certificates representing such shares of Series B Convertible Preferred Stock of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the repurchased number of shares of Series B Convertible Preferred Stock so surrendered.

     7.   VOTING RIGHTS; AMENDMENT; WAIVER.

          (a) GENERAL. Each Holder of record of shares of the Series B Convertible Preferred Stock, except as otherwise required under Delaware law or as set forth in this Appendix B (including without limitation in Sections 7(b) below), shall be entitled or permitted to vote on all matters required or permitted to be voted on by the holders of Common Stock of the Corporation and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such Holder's shares of the Series B Convertible Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or in any agreement of the shareholders or as otherwise required by law, the Holders of shares of the Series B Convertible Preferred Stock, the holders of shares of the Series A Convertible Preferred Stock and the holders of shares of Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the holders of Common Stock of the Corporation.

          (b) VOTING WITH RESPECT TO CERTAIN MATTERS. In addition to any other rights provided by law or set forth herein, so long as any shares of Series B Convertible Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the Holders of a majority of the outstanding shares of Series B Convertible Preferred Stock:

               (i) create, authorize, designate or issue any shares of the Series B Convertible Preferred Stock;

               (ii) create, authorize, designate or issue any shares of any class or series of Senior Stock or Parity Stock or any Capital Stock convertible, exercisable or exchangeable into any class or series of Senior Stock or Parity Stock, other than the Series A Convertible Preferred Stock as in effect on the Issue Date;

               (iii) alter, change or amend the terms, designations, power privileges, preferences, rights or restrictions provided for the benefit of the Series B Convertible Preferred Stock or of any class or series of Senior Stock or Parity Stock;

               (iv) amend the Certificate of Incorporation, including without limitation, any amendments or appendices thereto, or the Corporation's By-Laws in a manner that is adverse to the Series B Convertible Preferred Stock;

               (v) declare or pay dividends on equity securities ranking on parity with or junior to the Series B Convertible Preferred Stock; or

               (vi) purchase, redeem (other than pursuant to equity incentive agreements with employees giving the Corporation the right or obligation to repurchase shares upon the termination of services) or set aside any sums for the purchase or redemption of, or declare or pay any dividend (including a dividend payable in Capital Stock of the Corporation) or make any other distribution with respect to, any shares of Capital Stock or any other securities that are convertible into or exercisable or exchangeable for such Capital Stock, other than purchases, redemptions, dividends or distributions with respect to the Series B Convertible Preferred Stock and the Series A Convertible Preferred Stock, as permitted under this Appendix B and Appendix A, respectively, to the Certificate of Incorporation as in effect on the date hereof;

               (vii) effect a reclassification, merger, consolidation, recapitalization or similar transaction unless the surviving corporation shall maintain outstanding this Appendix B or as a part of and as a condition to the effectiveness of such transaction shall issue to the Holder a preferred share with terms identical to the terms of the Series B Convertible Preferred Stock;

          (c) Holders of shares of Series B Convertible Preferred Stock representing two-thirds of the outstanding shares of Series B Convertible Preferred Stock may waive compliance by the Corporation with any provisions hereof; provided that no such waiver may be granted without the consent of each Holder of the then outstanding shares of Series B Convertible Preferred Stock affected thereby if such waiver adversely affects (i) any provision of Section 5 hereof; (ii) the Liquidation Preference; (iii) the form or timing of the payment of dividends hereunder for the Series B Convertible Preferred Stock; or (iv) the voting rights of the Series B Convertible Preferred Stock under this Section 7.

          (d) The Corporation in its sole discretion may, without the vote or consent of any Holders of the Series B Convertible Preferred Stock, amend or supplement this Appendix B:

               (i) to make any change that would provide any additional rights or benefits to the Holders of the Series B Convertible Preferred Stock.

     8.   PAYMENT.

          (a) All amounts payable in cash with respect to the Series B Convertible Preferred Stock shall be payable in United States dollars at the office or agency of the Corporation maintained for such purpose within the Borough of Manhattan, City and State of New York or, at the option of the Corporation, payment of dividends may be made by check mailed to the Holders of the Series B Convertible Preferred Stock at their respective addresses set forth in the register of Holders of Series B Convertible Preferred Stock maintained by the Transfer Agent.

          (b) Any payment on the Series B Convertible Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date, provided that dividends shall continue to accrue until such next succeeding Business Day.

          (c) The Corporation will initially act as the "Transfer Agent" and the "Paying Agent." The Corporation may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents; provided that until the Series B Convertible Preferred Stock has been delivered to the Corporation for cancellation, or moneys sufficient to pay the Liquidation Preference of the Series B Convertible Preferred Stock shall have been made available for payment and either paid or returned to the Corporation as provided in this Appendix B, the Corporation shall maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of shares of Series B Convertible Preferred Stock for payment and exchange.

          (d) All moneys and shares of Series B Convertible Preferred Stock deposited by the Corporation with any Paying Agent or held by the Corporation in trust for the payment of the Liquidation Preference on the Series B Convertible Preferred Stock, which moneys and shares remain unclaimed at the end of two years after such payment has become due and payable shall be repaid to the Corporation, and the Holder of the shares of Series B Convertible Preferred Stock in respect of which such moneys and shares were so deposited or held in trust shall thereafter look only to Corporation for payment thereof.

     9. REISSUANCE OF SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK. Shares of Series B Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased, redeemed, converted or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) be permanently retired or cancelled and shall not under any circumstances be reissued. The Corporation shall from time to time take such appropriate action as may be required by applicable law to reduce the authorized number of shares of Series B Convertible Preferred Stock by the number of shares that have been so reacquired.

     10. MAINTENANCE OF EXISTENCE. The Corporation will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Corporation, except where the failure to comply would not have a material adverse effect on the Corporation.

     11. NOTICES. Corporation will provide to the holders of the Series B Convertible Preferred Stock all communications sent by the Corporation to the holders of the Common Stock.

     12.  FINANCIAL INFORMATION. Whether or not the Corporation is subject to
Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Corporation shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Corporation were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "REQUIRED FILING DATES") by which the Corporation would have been required to file them. The Corporation shall also

(whether or not it is required to file reports with the Commission), within thirty (30) days of each Required Filing Date, (1) transmit by mail to all Holders of the Series B Convertible Preferred Stock, as their names and addresses appear on the records of the Transfer Agent and to any Persons that request such reports in writing, without cost to such holders or Persons, and
(ii) file with the Transfer Agent copies of the annual reports, quarterly reports and other documents (without exhibits) which the Corporation has filed or would have filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, any successor provisions thereto or this covenant. The Corporation shall not be required to file any report or other information with the Commission if the Commission does not permit such filing.

     13. COMPLIANCE WITH LAWS. The Corporation is not and at all times covenants to take all reasonably necessary action to not become in violation of any statute, law, rule or regulation where such violation or default would have a material adverse effect on the business, assets, operations, operating results or condition, financial or otherwise, of the Corporation.

     14. TAX MATTERS. Except as otherwise agreed to by the Corporation, holders of Series B Convertible Preferred Stock shall provide the Corporation, in the time and the manner prescribed by applicable law, validly completed and executed Internal Revenue Service Forms W-9 or W-8BEN or other applicable W-8 (each an "IRS FORM"). The Corporation shall not withhold from any payment to such Holder pursuant to the Series B Convertible Preferred Stock unless required to do so by applicable law.

     15. HEADINGS OF SUBDIVISIONS. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     16. SEVERABILITY OF PROVISIONS. If any powers, preferences and relative, participating, optional and other special rights of the Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Appendix B (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other powers, preferences and relative, participating, optional and other special rights of the Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Appendix B (as so amended) which can be given effect without the invalid, unlawful or unenforceable powers, preferences and relative, participating, optional and other special rights of the Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no powers, preferences and relative, participating, optional or other special rights of the Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of Series B Convertible Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

                                   APPENDIX C

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                          CKX, INC (THE "CORPORATION")

     The Series C Convertible Preferred Stock (the "SERIES C CONVERTIBLE PREFERRED STOCK") shall have the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions that are set forth in this Appendix C to the Corporation's Certificate of Incorporation ("APPENDIX C") as follows:

     1.   CERTAIN DEFINITIONS.

     Unless the context otherwise requires, each of the terms defined in this
Section 1 shall have, for all purposes of this Appendix C, the meaning herein specified (with terms defined in the singular having comparable meanings when used in the plural):

     "APPENDIX C" has the meaning set forth above.

     "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or any day on which banking institutions in New York, New York, are required or authorized by law or other governmental action to be closed.

     "CAPITAL STOCK" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of the Corporation, including any Preferred Stock.

     "CERTIFICATE OF INCORPORATION" means the certificate of incorporation of CKX, Inc., including all appendices thereto, filed with the Secretary of State of the State of Delaware.

     "COMMON STOCK" means the Common Stock, $0.01 par value per share, of the Corporation.

     "CONVERSION SHARE" has the meaning set forth in Section 5(a).

     "CORPORATION" has the meaning set forth above.

     "DISPOSITION" has the meaning set forth in Section 13(a).

     "HOLDER" means the record holder of the share of Series C Preferred Stock, as shown on the books and records of the Transfer Agent.

     "IMMEDIATE FAMILY" means any relationship by blood, marriage, or adoption, not more remote than first cousin.

     "ISSUE DATE" means February 7, 2005.

     "PARITY STOCK" has the meaning set forth in Section 2.

     "PERMITTED HOLDER" means: (i) the Holder or the beneficiary as of the date hereof of the Holder; (ii) any member of the Immediate Family of any natural Person in clause (i), (iii) any descendant of any natural Person identified in clause (i) or (ii) or member of the Immediate Family of any such descendant; or
(iv) or any other trust or other similar entity formed for the direct or indirect benefit of any natural Person identified in clauses (i) through (iii).

     "PERSON" means any individual, corporation, partnership, association, joint venture, trust or other entity or organization or a government or any agency or political subdivision thereof.

     "PREFERRED STOCK" means Capital Stock of the Corporation of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, over shares of Capital Stock of any other class of the Corporation.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SENIOR STOCK" has the meaning set forth in Section 2.

     "SERIES A PREFERRED STOCK" means the Series A Convertible Redeemable Preferred Stock, $0.01 par value per share, of the Corporation.

     "SERIES B PREFERRED STOCK" means the Series B Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

     "SERIES C DIRECTOR" has the meaning set forth in Section 7(a).

     "STATED VALUE" shall mean $1.00 per share.

     "TRANSFER AGENT" means the entity designated from time to time by the Corporation to act as the registrar and transfer agent for the Series C Preferred Stock.

     2. RANKING. The Series C Preferred Stock shall, with respect to the payment of any dividend (as provided in Section 3 below) or rights on the liquidation, winding-up and dissolution of the Corporation (as provided in Section 4 below), rank (i) on a parity with all classes of Common Stock and each other class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors the terms of which expressly provide that such class or series ranks on a parity with the Series C Preferred Stock as to the payment of dividends or rights on the liquidation, winding-up and dissolution of the Corporation (collectively referred to as "PARITY STOCK") and (ii) junior to the Series A Preferred Stock and the Series B Preferred Stock of the Corporation and any future class of Preferred Stock established hereafter by the

Board of Directors the terms of which expressly provide that such class or series ranks senior to the Series C Preferred Stock as to the payment of dividends or rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as the "SENIOR STOCK").

     3.   DIVIDENDS.

          (a) The Holder of the share of Series C Preferred Stock shall be entitled to receive an amount equal to the amount (and in the form of consideration) that such Holder would be entitled to receive if such Holder had converted the share of Series C Preferred Stock fully into one share of Common Stock immediately before the record date for the payment of any such dividends on Common Stock.

          (b) Any such dividends will be paid to holder of record as it appears in the shareholder records of the Corporation at the close of business on the record date for such dividend on Common Stock, and the Corporation shall pay each such dividend on the applicable dividend payment date for such dividend on the Common Stock.

     4.   LIQUIDATION PREFERENCE.

          (a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, subject to the prior preferences and other rights of any Senior Stock, the Holder of the Series C Preferred Stock shall be entitled to be paid, on parity with any distribution to the holders of Parity Stock, an amount equal to the Stated Value out of the assets of the Corporation available for distribution to its shareholders.

          (b) For the purposes of this Appendix C, the following events shall be a considered a liquidation of the Corporation: (i) the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or
     (ii) the sale, distribution or other disposition of all or substantially all of the Corporation's assets.

     5. CONVERSION. The share of Series C Preferred Stock shall automatically convert into one share of Common Stock (the "Conversion Share") at the earliest to occur of the following events: (A) the Permitted Holders beneficially own in the aggregate less than 50% of the aggregate sum of (i) the outstanding shares of Series B Preferred Stock of the Corporation issued as of the Issue Date plus
(ii) the outstanding shares of Common Stock received upon conversion, if any, of such shares of Series B Preferred Stock, (B) there is any transfer of the share of Series C Preferred Stock (or the benefits thereof) to anyone other than a Permitted Transferee (other than a pledge permitted pursuant to Section 11(b)(ii) of this Appendix C) and (C) if there has been a pledge permitted pursuant to Section 11(b)(ii) of this Appendix C, such pledgee forecloses on its rights to, or otherwise seeks recourse to, or attempts to exercise the rights of the Holder under this Appendix C.

     6.   VOTING RIGHTS; AMENDMENT; WAIVER.

          (a) GENERAL. Except as otherwise required by law or expressly provided herein, the Holder shall have full voting rights and powers, and shall be entitled to vote on all matters put to a vote or consent of shareholders of the Corporation, voting together with the holders of the Common Stock as a single class, with the Holder of the Series C

     Preferred Stock having the number of votes equal to one share of Common Stock that such Holder would be entitled to vote if such Holder held one share of Common Stock as of the record date for the vote or consent which is being taken.

          (b) VOTING WITH RESPECT TO CERTAIN MATTERS. In addition to any matters requiring a separate vote of the Series C Preferred Stock under applicable law, so long as the share of Series C Preferred Stock is outstanding, the Corporation shall not, without first obtaining the approval of the Holder (by vote or written consent) of the share of Series C Preferred Stock:

               (i) create, authorize, designate or issue, or obligate itself to create, authorize, designate or issue: any shares of Series C Preferred Stock which are in addition to the number of shares initially authorized hereunder;

               (ii) alter, amend or repeal the Corporation's Certificate of Incorporation or By-Laws in a manner that would limit or eliminate the Holder's (and any Permitted Transferee's) rights under this Appendix C;

               (iii)   alter, amend or repeal this Appendix C; or

               (iv) effect a reclassification, merger, consolidation, recapitalization or similar transaction unless the surviving corporation shall maintain outstanding this Appendix C or as a part of and as a condition to the effectiveness of such transaction shall issue to the Holder a preferred share with terms identical to the terms of the Series C Preferred Stock.

     7. BOARD DESIGNEE. To the fullest extent permitted by the Securities Act, the rules of any national securities exchange or national over-the-counter market on which the Common Stock is listed or traded and other applicable law, statute, rule or regulation:

          (a) The Holder, voting separately as a class, shall be entitled at each annual meeting of the shareholders of the Corporation, at each special meeting of the shareholders of the Corporation involving the election of directors of the Corporation, and at all other times at which shareholders of the Corporation will have the right to or will vote for or render consent in writing regarding the election of directors of the Corporation, subject only to (c) below, to elect one (1) member of the Board of Directors (the "SERIES C DIRECTOR") and to remove from office such director and to fill any vacancy created by the resignation or removal of such director. Such Series C Director must be reasonably acceptable to the Corporation. The Holder shall not be entitled at any point in time to elect more than one (1) member of the Board of Directors pursuant to this Appendix C.

          (b) At the request of the Holder, such Series C Director shall be appointed by the Board of Directors to serve on each and every committee of the Board of Directors to the extent permitted by the Securities Act, the rules of any national securities exchange or national over-the-counter market on which the Common Stock is listed or traded and other applicable law, statute, rule or regulation.

          (c) In the case of any vacancy in the office of a director elected by the Holder of the share of Series C Preferred Stock, the Holder of the share of Series C Preferred Stock may, by written consent, elect a successor or successors to hold the office for the unexpired term of the director whose place shall be vacant.

          (d) The Series C Director shall be compensated for such director's service or reimbursed for out-of-pocket expenses on the Board of Directors only if and to the extent that any non-independent director serves on the Board of Directors and is compensated for service in respect thereof or reimbursed for out-of-pocket expenses in respect thereof. Nothing in this paragraph (d) is meant to limit rights to indemnification.

     8.   Payment.

          (a) All amounts payable in cash with respect to the Series C Preferred Stock shall be payable in United States dollars at the office or agency of the Corporation maintained for such purpose within the City and State of New York or, at the option of the Corporation, payment of dividends (if any) may be made by check mailed to the Holder of the Series C Preferred Stock at the addresses set forth in the register of Holder of Series C Preferred Stock maintained by the Transfer Agent.

          (b) Any payment on the Series C Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date, provided that dividends shall continue to accrue until such next succeeding Business Day.

          (c) The Corporation will initially act as the "Transfer Agent" and the "Paying Agent." The Corporation may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents; provided that until the share of Series C Preferred Stock has been delivered to the Corporation for cancellation, or moneys sufficient to pay the liquidation preference of the share of Series C Preferred Stock as provided in Section 4 shall have been made available for payment and either paid or returned to the Corporation as provided in this Appendix C, the Corporation shall maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of shares of Series C Preferred Stock for payment and exchange.

          (d) All moneys and shares deposited by the Corporation with any Paying Agent or held by the Corporation in trust for the payment of the liquidation preference as provided in Section 4 on the Series C Preferred Stock, which moneys and shares remain unclaimed at the end of two years after such payment has become due and payable shall be repaid to the Corporation, and the Holder of the share of Series C Preferred Stock in respect of which such moneys and shares were so deposited or held in trust shall thereafter look only to Corporation for payment thereof.

     9. REISSUANCE OF SERIES C PREFERRED STOCK. If the share of Series C Preferred Stock issued pursuant to this Appendix C has been reacquired by the Corporation in any manner, including being purchased or redeemed or exchanged, it shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of an authorized but unissued share of Preferred Stock of the Corporation undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock of the Corporation.

     10. Notices. Corporation will provide to the Holder of the share of Series C Preferred Stock all communications sent by the Corporation to the holders of the Common Stock.

     11.  LOCK-UP.

          (a) Except as contemplated herein, the Holder will not, without the prior written consent of the Corporation, directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase, enter into any contract to sell or otherwise dispose of or transfer the Series C Preferred Stock (each of the foregoing referred to as a "DISPOSITION").

          (b) Notwithstanding the foregoing, (i) the Holder may make a Disposition of its Series C Preferred Stock to any Permitted Holder; and
     (ii) the Holder may pledge the Series C Preferred Stock in connection with any bona fide financing transaction involving the pledge of a substantial portion of the Holder's assets.

          (c) Without limiting the restrictions herein, any Disposition by the Holder of the Series C Preferred Stock shall remain at all times subject to applicable securities laws, including without limitation the resale restrictions imposed by Rule 144 promulgated under the Securities Act.

     12. HEADINGS OF SUBDIVISIONS. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     13. SEVERABILITY OF PROVISIONS. If any powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Appendix C (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Appendix C (as so amended) which can be given effect without the invalid, unlawful or unenforceable powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Stock and the qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no powers, preferences and relative, participating, optional or other special rights of the Series C Preferred Stock and the qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.